Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110648 of Rinker Group Limited on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of Rinker Materials Corporation 401(k) Retirement Savings Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Miami, Florida
June 28, 2006

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